                                                                    EXHIBIT 12.3
                                                                          PAGE 1

                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                                    YEAR ENDED DECEMBER 31,
                                                                 ------------------------------------------------------------
                                                                   1998        1999          2000         2001         2002
                                                                 --------    --------      --------     --------     --------
                                                                 RESTATED    RESTATED      RESTATED     RESTATED     RESTATED
                                                                                    (DOLLARS IN THOUSANDS)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items..........................   $164,891    $194,089      $210,424     $177,905     $136,952
   Interest and other charges, before reduction for
     amounts capitalized......................................    232,727     211,960       201,739      192,102      189,502
   Provision for income taxes.................................    110,611     123,869       138,426      137,887       84,938
   Interest element of rentals charged to income (a)..........     68,314      66,680        65,616       59,497       51,170
                                                                 --------    --------      --------     --------     --------
     Earnings as defined......................................   $576,543    $596,598      $616,205     $567,391     $462,562
                                                                 ========    ========      ========     ========     ========
FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest expense...........................................   $232,727    $211,960      $201,739     $191,727      180,602
   Subsidiary's preferred stock dividend requirements.........         --          --            --          375        8,900
   Interest element of rentals charged to income (a)..........     68,314      66,680        65,616       59,497       51,170
                                                                 --------    --------      --------     --------     --------
     Fixed charges as defined.................................   $301,041    $278,640      $267,355     $251,599     $240,672
                                                                 ========    ========      ========     ========     ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES...............       1.92        2.14          2.30         2.26         1.92
                                                                 ========    ========      ========     ========     ========

-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

                                                                    EXHIBIT 12.3
                                                                          PAGE 2

                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

         CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
               STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

                                                                                    YEAR ENDED DECEMBER 31,
                                                                 ------------------------------------------------------------
                                                                   1998        1999          2000         2001         2002
                                                                 --------    --------      --------     --------     --------
                                                                 RESTATED    RESTATED      RESTATED     RESTATED     RESTATED
                                                                                    (DOLLARS IN THOUSANDS)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items..........................   $164,891    $194,089      $210,424     $177,905     $136,952
   Interest and other charges, before reduction for amounts
     capitalized..............................................    232,727     211,960       201,739      192,102      189,502
   Provision for income taxes.................................    110,611     123,869       138,426      137,887       84,938
   Interest element of rentals charged to income (a)..........     68,314      66,680        65,616       59,497       51,170
                                                                 --------    --------      --------     --------     --------
     Earnings as defined......................................   $576,543    $596,598      $616,205     $567,391     $462,562
                                                                 ========    ========      ========     ========     ========

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
   PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS):
   Interest expense...........................................   $232,727    $211,960      $201,739     $191,727     $180,602
   Preferred stock dividend requirements......................     24,794      33,524        20,843       25,213       24,590
   Adjustments to preferred stock dividends to state on a
     pre-income tax basis.....................................     16,632      21,395        13,012       18,714       15,406
   Interest element of rentals charged to income (a)..........     68,314      66,680        65,616       59,497       51,170
                                                                 --------    --------      --------     --------     --------
     Fixed charges as defined plus preferred stock
       dividend requirements (pre-income tax basis)...........   $342,467    $333,559      $301,210     $295,151     $271,768
                                                                 ========    ========      ========     ========     ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS).....................................       1.68        1.79          2.05        1.92          1.70
                                                                 ========    ========      ========     ========     ========

-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

                                       50